As filed with the Securities and Exchange Commission on June 18, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SRA International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7373 (Primary Standard Industrial Classification Code Number)	54-1360804 (I.R.S. Employer Identification Number)

4350 Fair Lakes Court

Fairfax, VA 22033

(703) 803-1500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dr. Ernst Volgenau

President and Chief Executive Officer

SRA INTERNATIONAL, INC.

4350 Fair Lakes Court

Fairfax, VA 22033

(703) 803-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Brent B. Siler, Esq. HALE AND DORR LLP 11951 Freedom Drive Reston, Virginia 20190 Telephone: (703) 654-7000 Telecopy: (703) 654-7100	Stuart A. Barr, Esq. HOGAN & HARTSON L.L.P. 555 Thirteenth Street, N.W. Washington, DC 20004 Telephone: (202) 637-5600 Telecopy: (202) 637-5910

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-105626

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Class A Common Stock, $.004 par value per share	316,250 shares	$30.00	$9,487,500	$768.00

(1)	Includes 41,250 shares which the Underwriters have the option to purchase from certain selling stockholders to cover over-allotments, if any.
(2)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely on the basis of $30.00, the Price to the Public set forth on the cover page of the Registrant’s Prospectus dated June 19, 2003 relating to its public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-105626).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of class A common stock, par value $.004 per share, of SRA International, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-105626) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia, on this 18th day of June, 2003.

SRA INTERNATIONAL, INC.

By:	*
Name:	Ernst Volgenau
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Ernst Volgenau	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2003
* Stephen C. Hughes	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2003
* William K. Brehm	Director	June 18, 2003
* John W. Barter	Director	June 18, 2003
* Steven A. Denning	Director	June 18, 2003
* Michael R. Klein	Director	June 18, 2003
* Delbert C. Staley	Director	June 18, 2003

*By:	/s/ BRENT B. SILER Name: Brent B. Siler Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Hale and Dorr LLP
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of Deloitte & Touche LLP
24*	Powers of Attorney

*	Filed as Exhibits 24.1 and 24.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-105626) filed with the Commission on May 29, 2003.